Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Fourth Quarter 2014 Results

MELVILLE, N.Y., February 12, 2015—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in data protection and migration, today announced financial results for its fourth quarter ended December 31, 2014.

“As we begin 2015, we believe FalconStor is well positioned for success. Next week we are announcing the availability of our new offering, FreeStor,™ which addresses the all-flash array and cloud markets with a horizontal approach to data management, along with a disruptive subscription pricing model.  Feedback from customers, partners and prospects in support of our new image and message #BEFREE has been very encouraging,” said Gary Quinn, FalconStor President and CEO. “As we have indicated before, the path to growth and profitability will not be a straight line. We believe that throughout 2015, we will measure our success by the partnerships we can deliver within, the all-flash array community, the hybrid/private cloud service providers, and those large enterprise customers who are looking to take back control of their storage infrastructure. During 2014, we were pleased with the strong performance in EMEA from an execution and revenue perspective, although 2015 could bring us some headwinds. Our Asia and Japan business finished 2014 in position to take advantage of our new marketing initiatives and new product deliverables.  Finally, the US and Canada markets were better in Q4 2014, but still need improvements for 2015. We remain optimistic for the coming year which is our 15th year of innovation.”

Financial and Business Highlights and Overview:

•	REVENUES:

◦	Q4 2014 total revenues totaled $11.8 million compared with $11.2 million in Q3 2014 and $14.7 million in Q4 2013.

•	BOOKINGS:

◦	Q4 2014 bookings totaled $13.6 million compared with $8.9 million in Q3 2014 and $16.3 million in Q4 2013.

•	DEFERRED REVENUE:

◦	Deferred revenue as of December 31, 2014 totaled $36.5 million, an increase of 23% compared with December 31, 2013, and an increase of 7% compared with September 30, 2014.

•	CASH:

◦
The Company generated $0.5 million of positive cash flow from operations for the year ended December 31, 2014, compared with cash used in operations of $11.1 million for the year ended December 31, 2013;

◦	Closed the quarter with $21.8 million of cash, cash equivalents and marketable securities, compared with $26.6 million at September 30, 2014;

◦	During the fourth quarter of 2014;

▪	The Company made $4.7 million in payments associated with the repurchasing of 4,298,533 shares of its common stock;

▪	The Company received $3.0 million upon completion of our joint development agreement, which has been recorded in deferred revenue;

▪	The Company made $0.2 million in payments associated with the “rebalancing” program from 2013; and

▪	The Company made $0.2 million in payments related to the Series A redeemable convertible preferred stock dividends accrued for at September 30, 2014.

•	Non-GAAP EXPENSES and MARGINS:

◦	Non-GAAP expenses totaled $14.0 million in Q4 2014, compared with non-GAAP expenses of $13.1 million in Q3 2014 and non-GAAP expenses of $13.8 million in Q4 2013;

◦	Non-GAAP gross margins were 78% in Q4 2014, compared with non-GAAP gross margins of 77% in Q3 2014 and non-GAAP gross margins of 78% in Q4 2013.

•	OTHER ITEMS

◦
Final acceptance of the final deliverables under our joint development agreement with Violin Memory software occurred on November 16, 2014. The Company has completed all of the required milestones deliveries and has collected the entire $12.0 million due under the joint development agreement over the past two fiscal years.

◦
During the fourth quarter of 2014 the Company entered into a purchase agreement to acquire 4,298,533 shares of the Company's common stock held by the Estate of ReiJane Huai for $4.7 million and the shares were transferred to the Company's treasury account.

Financials

Total revenues for the fourth quarter of 2014 were $11.8 million compared with $14.7 million in the same period a year ago. GAAP loss from operations for the fourth quarter of 2014 was $2.3 million, compared with an operating loss of $1.0 million for the fourth quarter of 2013. Included in the operating results for the three months ended December 31, 2014 and 2013 were; (i) a benefit of $0.2 million and an expense of $0.1 million, respectively, of investigation, litigation and settlement related costs; (ii) $0.3 million and $0.4 million, respectively, of share-based compensation expense; and (iii) $0.1 million and $1.3 million, respectively, of restructuring costs. GAAP net loss for the quarter was $2.5 million compared with net income of $0.9 million for the same period a year ago. Included in our net (loss) income for both the three months ended December 31, 2014 and 2013 was an income tax provision of less than $0.1 million. Net loss attributable to common stockholders for the quarter, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of preferred stock dividends, was $2.8 million, or $0.06 per share, compared with income of $0.6 million, or $0.01 per share, for the same period a year ago.

Non-GAAP loss from operations was $2.2 million for the fourth quarter of 2014, compared with non-GAAP income from operations of $0.8 million for the same period a year ago. Non-GAAP net loss was $2.4 million, or $0.05 per share, in the fourth quarter of 2014, compared with non-GAAP net income of $0.6 million, or $0.01 per share, in the fourth quarter of 2013. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs, certain tax items and the effects of our Series A redeemable convertible preferred stock.

Total revenues for the year ended December 31, 2014 were $46.3 million compared with $58.6 million in the same period a year ago. GAAP loss from operations for the year ended December 31, 2014 was $6.1 million, compared with an operating loss of $13.6 million for the year ended December 31, 2013. Included in the operating results for the year ended December 31, 2014 and 2013 were; (i) a benefit of $5.4 million and an expense of $0.4 million, respectively, of investigation, litigation and settlement related costs; (ii) $1.5 million and $1.7 million, respectively, of share-based compensation expense; and (iii) $1.1 million and $3.6 million, respectively, of restructuring costs. GAAP net loss for the year ended December 31, 2014 was $7.2 million compared with $10.9 million for the same period a year ago. Included in our net loss for the year ended December 31, 2014 was an income tax provision of $0.5 million, compared with an income tax benefit of $1.6 million for the year ended December 31, 2013. Net loss attributable to common stockholders for the year ended December 31, 2014, was $8.5 million, or $0.18 per share, compared with $11.3 million, or $0.24 per share, for the same period a year ago.

Non-GAAP loss from operations was $8.9 million for the year ended December 31, 2014, compared with non-GAAP loss from operations of $7.9 million for the same period a year ago. Non-GAAP net loss was $10.0 million, or $0.22 per share, for the year ended December 31, 2014, compared with a non-GAAP net loss of $9.5 million, or $0.20 per share, for the same period a year ago.

The Company closed the quarter with $21.8 million in cash, cash equivalents and marketable securities. Cash flow provided by operations for the three months ended December 31, 2014 was $0.5 million compared with cash used in operations of $3.6 million during the same period in 2013. Deferred revenue at December 31, 2014 was $36.5 million, compared with $29.8 million at December 31, 2013.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, February 12, 2015 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-631-3392
International: +1-913-312-0375
Conference ID: 8100193

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?RGID=r554d512fc5f5a19bf4ce05aff7e3dfdf

Meeting: FalconStor Q4 2014 Earnings
Meeting password: Q4numbers14
Meeting Number: 763170094

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning February 12 at 7:30 p.m. EDT through 7:30 p.m. EDT on February 19. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 80100193.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, (iv) impact of the tax benefits realized from the reversal of uncertain tax positions due to the expiration of applicable statutes of limitations and (v) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is transforming how enterprises move, store, protect and optimize data.  Founded in 2000, FalconStor offers an award-winning platform for data migration, business continuity, disaster recovery, optimized backup and deduplication.  FalconStor helps maximize data availability and system uptime to ensure nonstop business productivity, while simplifying data management to reduce operational costs. Our open, integrated software solutions reduce vendor lock-in and give enterprises the freedom to choose the applications and hardware components that make the best sense for their business. FalconStor solutions are available and supported by OEMs, as well as leading system integrators and resellers worldwide.  FalconStor is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,873,891	$19,288,340
Restricted cash	—	750,000
Marketable securities	10,900,722	8,073,108
Accounts receivable, net	8,898,680	11,150,323
Prepaid expenses and other current assets	1,596,916	1,636,891
Inventory	352,493	919,390
Deferred tax assets, net	316,586	358,092
Total current assets	32,939,288	42,176,144
Property and equipment, net	2,147,188	3,317,344
Deferred tax assets, net	7,503	49,651
Software development costs, net	1,508,517	1,796,075
Other assets, net	1,373,964	1,549,255
Goodwill	4,150,339	4,150,339
Other intangible assets, net	196,037	179,596
Total assets	$42,322,836	$53,218,404
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,266,504	$1,024,180
Accrued expenses	6,939,198	8,658,863
Deferred tax liabilities, net	23,307	18,005
Deferred revenue, net	23,380,012	18,148,268
Total current liabilities	31,609,021	27,849,316
Other long-term liabilities	630,444	617,300
Deferred tax liabilities, net	226,443	193,705
Deferred revenue, net	13,097,215	11,602,177
Total liabilities	45,563,123	40,262,498
Commitments and contingencies
Series A redeemable convertible preferred stock	7,230,941	6,737,578
Total stockholders' (deficit) equity	(10,471,228)	6,218,328
Total liabilities and stockholders' (deficit) equity	$42,322,836	$53,218,404

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Product revenues	$4,566,976	$6,451,796	$17,723,000	$27,338,557
Support and services revenues	7,226,933	8,195,714	28,550,515	31,297,947
Total revenues	11,793,909	14,647,510	46,273,515	58,636,504
Cost of revenues:
Product	683,976	690,168	2,791,950	4,155,413
Support and service	1,972,358	2,563,535	7,838,766	11,000,401
Total cost of revenues	2,656,334	3,253,703	10,630,716	15,155,814
Gross profit	$9,137,575	$11,393,807	$35,642,799	$43,480,690
Operating expenses:
Research and development costs	2,965,359	2,923,828	12,452,528	15,613,543
Selling and marketing	6,409,467	5,432,371	24,426,438	25,222,954
General and administrative	2,209,295	2,637,999	9,105,545	12,265,038
Investigation, litigation, and settlement related costs	(231,214)	97,845	(5,417,925)	373,619
Restructuring costs	89,746	1,315,189	1,135,310	3,606,020
Total operating expenses	11,442,653	12,407,232	41,701,896	57,081,174
Operating loss	(2,305,078)	(1,013,425)	(6,059,097)	(13,600,484)
Interest and other (loss) income, net	(157,635)	1,915,304	(642,633)	1,094,126
(Loss) income before income taxes	(2,462,713)	901,879	(6,701,730)	(12,506,358)
Provision (benefit) for income taxes	45,858	27,068	510,091	(1,573,768)
Net (loss) income	$(2,508,571)	$874,811	$(7,211,821)	$(10,932,590)
Less: Accrual of Series A redeemable convertible preferred stock dividends	186,904	187,504	747,616	216,379
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	131,541	110,443	493,363	127,504
Net (loss) income attributable to common stockholders	$(2,827,016)	$576,864	$(8,452,800)	$(11,276,473)
Basic net (loss) income per share attributable to common stockholders	$(0.06)	$0.01	$(0.18)	$(0.24)
Diluted net (loss) income per share attributable to common stockholders	$(0.06)	$0.01	$(0.18)	$(0.24)
Weighted average basic shares outstanding	44,008,043	48,031,737	46,265,225	47,979,467
Weighted average diluted shares outstanding	44,008,043	48,224,082	46,265,225	47,979,467

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP loss from operations	$(2,305,078)	$(1,013,425)	$(6,059,097)	$(13,600,484)
Non-cash stock option expense (1)	260,410	410,487	1,466,183	1,705,429
Legal related costs (3)	(231,214)	97,845	(5,417,925)	373,619
Restructuring costs (4)	89,746	1,315,189	1,135,310	3,606,020
Non-GAAP (loss) income from operations	$(2,186,136)	$810,096	$(8,875,529)	$(7,915,416)

GAAP net (loss) income attributable to common stockholders	$(2,827,016)	$576,864	$(8,452,800)	$(11,276,473)
Non-cash stock option expense, net of income taxes (2)	260,410	410,487	1,466,183	1,705,429
Legal related costs (3)	(231,214)	97,845	(5,417,925)	373,619
Restructuring costs (4)	89,746	1,315,189	1,135,310	3,606,020
Income Taxes (5)	—	(240,697)	—	(2,332,270)
Gain on Sale of cost method investment (6)	—	(1,886,728)	—	(1,886,728)
Effects of Series A redeemable convertible preferred stock (7)	318,445	297,947	1,240,979	343,883
Non-GAAP net (loss) income	$(2,389,629)	$570,907	$(10,028,253)	$(9,466,520)

GAAP gross margin	77%	78%	77%	74%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	78%	78%	77%	74%

GAAP gross margin - Product	85%	89%	84%	85%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	85%	89%	84%	85%

GAAP gross margin - Support and Service	73%	69%	73%	65%
Non-cash stock option expense (1)	0%	0%	0%	—%
Non-GAAP gross margin - Support and Service	73%	69%	73%	65%

GAAP operating margin	(20%)	(7%)	(13%)	(23%)
Non-cash stock option expense (1)	2%	3%	3%	3%
Legal related costs (3)	(2%)	1%	(12%)	1%
Restructuring costs (4)	1%	9%	2%	6%
Non-GAAP operating margin	(19%)	6%	(19%)	(13%)

GAAP Basic EPS	$(0.06)	$0.01	$(0.18)	$(0.24)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.03	0.04
Legal related costs (3)	(0.01)	0.00	(0.12)	0.01
Restructuring costs (4)	0.00	0.03	0.02	0.08
Income Taxes (5)	0.00	(0.01)	0.00	(0.05)
Gain on Sale of cost method investment (6)	0.00	(0.04)	0.00	(0.04)
Effects of Series A redeemable convertible preferred stock (6)	0.01	0.01	0.03	0.01
Non-GAAP Basic EPS	$(0.05)	$0.01	$(0.22)	$(0.20)

GAAP Diluted EPS	$(0.06)	$0.01	$(0.18)	$(0.24)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.03	0.04
Legal related costs (3)	(0.01)	0.00	(0.12)	0.01
Restructuring costs (4)	0.00	0.03	0.02	0.08
Income Taxes (5)	0.00	0.00	0.00	(0.05)
Gain on Sale of cost method investment (6)	0.00	(0.04)	0.00	(0.04)
Effects of Series A redeemable convertible preferred stock (6)	0.01	0.01	0.03	0.01
Non-GAAP Diluted EPS	$(0.05)	$0.01	$(0.22)	$(0.20)

Weighted average basic shares outstanding (GAAP and as adjusted)	44,008,043	48,031,737	46,265,225	47,979,467
Weighted average diluted shares outstanding (GAAP)	44,008,043	48,224,082	46,265,225	47,979,467
Weighted average diluted shares outstanding (as adjusted) (8)	44,008,043	57,005,598	46,265,225	47,979,467

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cost of revenues - Product	$—	$—	$—	$181
Cost of revenues - Support and Service	16,297	24,793	91,197	136,975
Research and development costs	59,924	71,816	282,416	363,296
Selling and marketing	47,506	182,615	327,694	397,967
General and administrative	136,683	131,263	764,876	807,010
Total non-cash stock based compensation expense	$260,410	$410,487	$1,466,183	$1,705,429

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and twelve months ended December 31, 2014 and 2013, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the reversal of uncertain tax positions due to the expiration of applicable statutes of limitation.

(6)	Represents the gain recorded on the sale of our interest in Blue Whale, net of taxes.

(7)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.

(8)	Weighted average diluted shares outstanding as adjusted assumes conversion of the Series A preferred stock as of the beginning of the period.